Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-222073) pertaining to the 2003 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2017 Stock Incentive Plan of Casa Systems, Inc. of our report dated February 25, 2021, with respect to the consolidated financial statements of Casa Systems, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 25, 2021